EXHIBIT 21


                    MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                 OF THE COMPANY

                                                       Incorporation
         Name                                          Jurisdiction
         ----                                          -------------

MTS Systems (Hong Kong) Inc.                           Minnesota, U.S.A.

MTS Testing Systems (Canada) Ltd.                      Canada

MTS Systems GmbH (Berlin)                              Germany

MTS Sensors Technologie GmbH and Co. KG                Germany

MTS Systems France                                     France

MTS Adamel Lhomargy S.A.                               France

MTS Holdings France, SARL                              France

MTS (Japan) Ltd.                                       Japan

MTS Sensors Technology K.K.                            Japan

MTS Systems Limited (London)                           United Kingdom

MTS Systems SRL (Italy)                                Italy

MTS International, Ltd.                                West Indies

MTS Systems Norden AB                                  Sweden

MTS Systems do Brasil, Ltda.                           Brazil

MTS Systems (China) Inc.                               Peoples Republic of China

Custom Servo Motors, Inc.                              Minnesota, U.S.A.

MTS Korea, Inc.                                        Republic of Korea

MTS-PowerTek, Inc.                                     Michigan, U.S.A.